Exhibit 99.1

Baltimore, February 21, 2023 (GLOBE NEWSWIRE) — Connexa Sports Technologies Inc. (NASDAQ: CNXA) (www.connexasports.com) (the “Company”) announced that it received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) on February 14 2023, indicating that, due to the Company’s failure, in violation of Listing Rule 5250(c)(1), to file its (i) Annual Report on Form 10-K with respect to the fiscal year ended April 30, 2022 and (ii) Quarterly Reports on Form 10-Q for the periods ended July 31, 2022 and October 31, 2022 (collectively, the “Delinquent Filings”), by February 13, 2023 (the due date for filing the Delinquent Filings pursuant to an exception to Nasdaq’s Listing Rule previously granted by Nasdaq), trading of the Company’s common stock will be suspended from The Nasdaq Capital Market at the opening of business on February 23, 2023. Nasdaq will also file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market (the “Delisting Determination”). The suspension and filing of the Form 25-NSE will occur unless the Company requests an appeal of the Delisting Determination no later than 4:00 p.m. Eastern Time on February 21, 2023.

Additionally, as previously disclosed, on January 12, 2023, Nasdaq notified the Company that due to the resignations from the Company’s board, audit committee and compensation committee on November 17, 2022, the Company no longer complies with Nasdaq’s independent director, audit committee and compensation committee requirements as set forth in Listing Rule 5605. In that regard, the Company was required to submit its plan of compliance by February 27, 2023. However, pursuant to Listing Rule 5810(c)(2)(A), these deficiencies serve as additional and separate basis for delisting and the Company will be required to address these concerns before a Nasdaq Hearings Panel (the “Panel”) if it appeals the Delisting Determination.

The Company intends to request an appeal of the Delisting Determination by requesting a hearing before the Panel to stay the suspension of the Company’s securities and the filing of a Form 25-NSE with the SEC. and the Company intends to timely request a further stay of any additional action by Nasdaq pending the issuance of a decision by the Panel and the expiration of any extension the Panel may grant to the Company following the hearing. There are no assurances that a stay will be granted or that a favorable decision from the Panel will be obtained.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s intention to request an appeal of the Delisting Determination, the timing of which remains uncertain. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, risks related to continued listing and registration of the Company’s securities on the Nasdaq Stock Market. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable laws or regulations.

About Connexa Sports Technologies:

Connexa Sports a leading connected sports company delivering products, technologies, and services across a range of activities in sports.

Contact Information:

investors@connexasports.com

(443) 407-7564

www.connexasports.com